EXHIBIT 99.1


                        HANG FUN GOLD TECHNOLOGY LIMITED

                (Incorporated in Bermuda with limited liability)


                                  ANNOUNCEMENT
                FINAL RESULTS FOR THE YEAR ENDED 31ST MARCH, 2002

The Directors of Hang Fung Gold Technology Limited (the "Company") announce the audited consolidated income statements of the Company, its subsidiaries and associates (collectively the "Group") for the year ended 31st March, 2002 together with comparative figures for the year ended 31st March, 2001 as follows:

                                                                  2002            2001

                                                    Note         HK$'000        HK$'000
                                                                              (Restated -
                                                                               Note (1)ii)
Turnover                                                 (2)     1,568,757      1,327,753
Cost of sales                                                   (1,353,607)    (1,122,475)
                                                               -------------  ------------

Gross profit                                                       215,150        205,278
Other income                                                         4,486              -
Selling and distribution expenses                                  (62,878)       (16,856)
General and administrative expenses                                (87,180)       (91,260)
                                                               -------------  ------------


Profit from operations                                              69,578         97,162
Interest income                                                      7,452          8,723
Interest expense                                                   (30,471)       (30,105)
Share of losses of associates and provision
  against advance to an associate                                  (17,026)       (14,460)
Impairment of goodwill relating to associates                            -       (188,142)
                                                               -------------  ------------


Profit (Loss) before taxation                            (3)        29,533       (126,822)
Taxation credit (charge)                                 (4)         5,022         (9,156)
                                                               -------------  ------------


Profit (Loss) attributable to shareholders                          34,555       (135,978)

Retained profit, beginning of year                                 125,074        261,052
Transfer from share premium                              (5)       200,693              -
                                                               -------------  ------------


Retained profit, end of year                                       360,322        125,074
                                                                ============  ============

Earnings (Loss) per share                                (6)
  - Basic                                                       0.65 CENTS     (3.04) cents
                                                                ============  ============

  - Diluted                                                     0.65 CENTS          N/A
                                                                ============  ============

Notes:

(1)     ADOPTION  OF  NEW AND REVISED STATEMENTS OF STANDARD ACCOUNTING PRACTICE

Effective from 1st April, 2001, the Group has adopted, for the first time, the following Statements of Standard Accounting Practice ("SSAPs") issued by the Hong Kong Society of Accountants:

SSAP  9  (revised)     Events  after  the  balance  sheet  date
SSAP  14 (revised)     Leases
SSAP  26               Segment  reporting
SSAP  28               Provisions,  contingent liabilities and contingent assets
SSAP  29               Intangible  assets
SSAP  30               Business  combinations
SSAP  31               Impairment  of  assets
SSAP  32               Consolidated  financial  statements  and  accounting  for
                       investments  in  subsidiaries

The adoption of the above new/revised SSAPs had no material effect on the Group's financial statements, other than as described below:

i.   SSAP  26  -  Segment  reporting

     Segment information  of  the  Group  has  been  disclosed in Note 2 below.

ii.  SSAP  30  -  Business  combinations

Prior to 1st April, 2001, goodwill was eliminated against reserves in the year in which it arose. With the introduction of SSAP 30, goodwill arising on or after 1st April, 2001 is capitalised in the balance sheet and is amortised to the income statement on a straight-line basis over its estimated economic life. The Group has taken advantage of the transitional provisions in SSAP 30 whereby all goodwill arising from acquisitions before 1st April, 2001, previously eliminated against reserves, has not been restated, and any subsequent impairment of such goodwill is recognised in the income statement in accordance with SSAP 31 - Impairment of assets. Following the transitional provisions of SSAP 30, where an impairment loss has arisen since the date of acquisition on goodwill previously eliminated against reserves, this change in accounting policy for recognition of goodwill impairment has been applied retrospectively and the impairment losses have been recognised as a prior year adjustment in accordance with SSAP 2 - Net profit or loss for the period, fundamental errors and changes in accounting policies. In this respect, goodwill of approximately

HK$188,142,000 previously eliminated against retained profit has been assessed by the Group and the Group determined that an impairment loss of HK$188,142,000 should be recorded during the year ended 31st March, 2001. As a result, the Group's previously reported profit attributable to shareholders for the year ended 31st March, 2001 of HK$52,164,000 has become a loss attributable to shareholders of approximately HK$135,978,000, however there is no impact on the Group's retained profit as at 1st April, 2001.

In addition to the adoption of the above standards, the Group has adopted the consequential changes made to SSAP 10 - Accounting for investments in associates, SSAP 17 - Property, plant and equipment, SSAP 18 - Revenue, and SSAP 21 - Accounting for interests in joint ventures. The adoption of these consequential changes had no material effect on the Group's financial statements.

The 2001 comparative figures presented herein have incorporated the effect of adjustments, where applicable, resulting from the adoption of the new/revised SSAPs.

(2)    SEGMENT  INFORMATION

i.     Business  segments
       ------------------

The Group is organised into two operating units (i) wholesaling, trading and retailing of gold products, other precious metal products and jewelry products; and (ii) investment holding.

An  analysis  by  business  segment  is  as  follows:


                                                 2002
                                    -------------------------------
                                    Wholesaling,
                                    trading and Investment
                                     retailing   Holding     Total
                                    -----------  --------  --------
                                      HK$'000    HK$'000    HK$'000
                                    -----------  --------  ---------
TURNOVER

Sales to external customers          1,568,659        98   1,568,757
                                    ===========  ========  =========
OPERATING RESULTS

Segment results                         70,181   (17,629)     52,552
                                    ===========  ========
Interest income                                                7,452
Interest expense                                             (30,471)
Taxation                                                       5,022
                                                            ---------
Profit attributable to shareholders                           34,555
                                                            =========





                                                2001
                                   --------------------------------
                                   Wholesaling,
                                   trading and  Investment
                                   retailing     holding     Total
                                   ----------  ---------  ----------
                                    HK$'000     HK$'000    HK$'000
                                   ----------  ---------  ----------
TURNOVER

Sales to external customers        1,327,657         96   1,327,753
                                   ==========  =========  ==========
OPERATING RESULTS

Segment results                       97,606   (203,046)   (105,440)
                                   ==========  =========
Interest income                                               8,723
Interest expense                                            (30,105)
Taxation                                                     (9,156)
                                                          ----------

Loss attributable to shareholders                          (135,978)
                                                          ==========

ii.     Geographical  segments
        ----------------------

The Group's activities are conducted predominantly in Hong Kong, Mainland China, South-East Asia, the United States of America, Europe and others. An analysis by geographical segment is as follow:



                                    TURNOVER        SEGMENT RESULTS
                                2002       2001      2002      2001
                               HK$'000    HK$'000   HK$'000   HK$'000


Hong Kong / Mainland China    1,191,651    767,585   10,844  (169,763)
South-East Asia                 168,650    238,083    6,275    11,564
The United States of America    135,503    140,903   22,657    25,161
Europe                           60,634    118,006   12,564    25,793
Others                           12,319     63,176      212     1,805
                              ---------  ---------  -------  ---------
Total                         1,568,757  1,327,753   52,552  (105,440)
                              =========  =========  =======  =========



Turnover by geographical location is determined on the basis of the destination of shipment of merchandise.

(3)     PROFIT  (LOSS)  BEFORE  TAXATION

Profit (Loss) before taxation (consolidated) was determined after charging the following item:

                                    2002            2001
                                  HK$'000          HK$'000

Depreciation  of  fixed  assets    94,406          75,436
                                 =========        =========

(4)     TAXATION

Taxation  credit  (charge)  (consolidated)  consisted  of:



                                                       2002      2001
                                                     HK$'000   HK$'000
Current taxation
  - Hong Kong profits tax                             (5,181)   (2,519)
  - Write-back of over-provision of Hong Kong
       profits tax in prior years                      1,001         -
  - Write-back of over-provision of Mainland China
       taxes in prior years                            7,858         -
                                                      --------  -------
                                                       3,678    (2,519)
Deferred taxation
  - Write-back of (Provision for) deferred taxation    1,344    (6,637)
                                                      --------  -------
                                                       5,022    (9,156)
                                                      ========  =======


The Company is exempted from taxation in Bermuda until 2016. Hong Kong profits tax has been provided at the rate of 16% (2001 - 16%) on the estimated assessable profit arising in or derived from Hong Kong. No Mainland China tax has been provided as the Group had no taxable profit subject to such taxes during the year.

(5)     REDUCTION  OF  SHARE  PREMIUM  ACCOUNT

On 1st March, 2002, the shareholders of the Company have passed a resolution to reduce the share premium account to zero by cancelling the entire amount of approximately HK$328,220,000 standing to the credit of the share premium account as at 1st March, 2002. The cancelled amount was transferred to the contributed surplus account of the Company. An amount of HK$200,693,000 in the contributed surplus account was then applied to eliminate the accumulated deficit of the Company as at 31st March, 2001 amounting to HK$200,693,000. As a result, the Company was enabled to declare dividends to shareholders at an earlier opportunity and make a distribution to shareholders out of the contributed surplus account as and when the Directors consider it appropriate to do so.

(6)     EARNINGS  (LOSS)  PER  SHARE

The calculation of basic earnings (loss) per share for the year ended 31st March, 2002 is based on the consolidated profit attributable to shareholders of approximately HK$34,555,000 (2001 - loss of HK$135,978,000) and on the weighted average number of approximately 5,332,000,000 shares (2001 - 4,468,231,000 shares) in issue during the year.

The calculation of diluted earnings per share for the year ended 31st March, 2002 is based on the consolidated profit attributable to shareholders of approximately HK$34,555,000 and on the weighted average number of approximately 5,351,772,000 shares in issue, after adjusting for the effects of all dilutive potential shares.

A reconciliation of the weighted average number of shares used in calculating the basic earnings per share and the diluted earnings per share for the year ended 31st March, 2002 is as follows:

                                                                    '000

Weighted  average  number of shares used in calculating
  basic earnings per share                                       5,332,000

Adjustment  for  potential  dilutive  effect in respect of
  outstanding employee share  options                               19,772

Weighted average number of shares used in calculating
  diluted earnings per share                                     5,351,772

No diluted loss per share for the year ended 31st March, 2001 is presented as the outstanding share options were anti-dilutive.

RESULTS

Group turnover for the year ended 31st March, 2002 was HK$1,568,757,000, a 18% increase over HK$1,327,753,000 the previous year. The increase in turnover was mainly due to the contribution from the 3D-GOLD Tourism Exhibition Hall which has been in operation since 28th January, 2001. In addition, the Group's businesses in Mainland China/Hong Kong also showed satisfactory growth.

In the year, profit attributable to shareholders was HK$34,555,000, compared with HK$52,164,000 (before charging impairment of goodwill relating to associates) of the previous year. This decline in net profit was primarily due to a change in product portfolio, including the increase in the sales mix of the lower-margin gold jewellery business. To cope with an increasingly competitive market and to boost our market share, the Group also adopted a more aggressive pricing strategy, thereby lowering gross margin from 15% last year to 14% the year under review. Additional expenses associated with the opening of the 3D-GOLD Tourism Exhibition Hall and the promotion costs for the "3D-GOLD" and "La Milky Way" products and brands accounted for a considerable part of the selling expenses for the year. Management believes that investments such as these will enhance the Group's brand value and sustain the Group's profitability. Improvements in gross profit margins are anticipated in line with the increase in the contribution of retail operations. As the business of associates is still at the investment stage, the Group has shared their losses and provision.

DIVIDENDS

The Directors do not recommend the payment of a final dividend for the year ended 31st March, 2002 (2001: Nil). No interim dividend was paid for the year ended 31st March, 2002 (2001: Nil).

BUSINESS  REVIEW

PRODUCTS

In the year under review, gold jewellery remained the Group's core product. In addition, the Group is aggressively developing higher-margin sterling-silver, 18K-gold and diamond jewellery lines, and has introduced house brands such as the "Everlasting Fortune" and "Cupid-Cut" of 3D-Gold diamond jewellery series. At the same time the Group is collaborating with TVB and ATV in promoting a line of products designed for entertainment celebrities. The Group will continue to forge alliances with various business partners in introducing new jewellery lines and diversifying retail coverage and channels.

PRODUCTION  CAPABILITY  AND  TECHNOLOGY  ACHIEVEMENTS

Always planning ahead, the Group invested further capital last year to enhance production facilities and technological standards, and to build the Hong Kong headquarters and the Mainland subsidiaries into world-class workplaces. The following achievements are noted:

1. ISO 9001: 2000 Certificates awarded to Hang Fung Gold Technology Limited, Hang Fung Jewellery Company Limited, 3D-GOLD International Company Limited and La Milky Way International Company Limited

2.   ISO  9001  Certificate  awarded  to Hang Fung Jewellery (Shenzhen) Co., Ltd

3. HKPC Certificate of Merit in Productivity from the Hong Kong Productivity Council awarded to Hang Fung Gold Technology Group

"3D-GOLD"

In January 2001, the Group commenced operation of the 20,000 square-foot 3D-GOLD Tourism Exhibition Hall, a HK$200-million investment, at 28 Man Lok Street, Hunghom. The Group employed the very latest technology to create a unique tourist spectacle, incorporating an exhibition of high-technology jewellery manufacturing, the Gold and Jewellery Sparkling Environmentally Friendly Washroom, the World's Tallest Pure Gold Kuan Yin Statue, the World's Largest Fresh Water Pearl, and the Twelve Chinese Zodiacal Statues of the Old Summer Palace. Of these, the Gold and Jewellery Sparkling Environmentally Friendly Washroom earned two entries in the Guinness Book of World Records as "the world's most expensive bathroom" and "the world's most expensive toilet".

With the hall proving to be a creative and unique tourist attraction, plus robust demand from Mainland and Southeast Asian tourists for quality jewellery products, the hall has received, in the short space of a year, over one million visitors, an average of some 3,000 per day. During the Chinese New Year, Labour Day Gold Week and National Day holidays, the hall received over 10,000 visitors per day.

The "3D-GOLD" brand's first year of business was promising, contributing substantial cash income and an improved overall cashflow position for the Group.

The Hong Kong Government has taken steps to relax visa procedures for Taiwan tourists, and the authorities in Guangzhou and Shenzhen are currently in the process of considering allowing their citizens to visit Hong Kong on a short-term visa-free basis. These developments, coupled with the planned construction of a magnetic express railway between Guangzhou and Hong Kong, will bring increased number of tourists to the territory. To cater to the increasing numbers of visitors, the Group has expanded facilities over the past year by adding an additional 30,000 square feet of retail space to the 3D-GOLD Tourism Exhibition Hall. The extension to the hall will be completed in September 2002, in time to cater to visitors during the October holiday season. On 27 April 2002, the Group held a recruitment open day to fill new positions ranging from customer reception and sales staff to public relations and management specialists.

The Group's expansion is in line with the HKSAR Government's policies for developing the Hong Kong tourist industry. It is also currently actively participating in the Hong Kong Mega Shopping Sale promotion organised by the Hong Kong Tourism Board, taking place between 15th June and 31st August, 2002, during which lucky draw winners will win "3D-GOLD" pure gold figurines and jewellery gifts to the value of HK$7 million.

OVERSEAS  SALES  AND  MAINLAND  RETAILING

Over the past year, the global economy has remained weak, further compounded by the tragic September 11 incident, which had a dampening effect on the Group's overseas markets. As a result, the Group's overseas sales showed a slight decrease over the previous year.

The Mainland market performed satisfactorily. During the year, the Group expanded the Mainland retail network for its "3D-GOLD" and "La Milky Way" branded products, with the overall number of retail outlets and franchised stores increased to 30 up to present, leveraging on synergies from the Group's 3D-GOLD Tourism Exhibition Hall in Hong Kong. Contribution of the Mainland and Hong Kong markets to turnover increased steadily from 58% the previous year to 76% of the year ended 31st March, 2002.

Management intends to continue with its investment plans in 2002. In the Mainland this will take the form of franchised business alliances, cooperative and joint-venture, or wholly-owned business models, which within the year will increase the number of retail outlets to around 100. The increased proportion of retail business will help the Group to improve margins, and play its part in the burgeoning Mainland retail market. Management considers that the China market will be the major motive force in the Group's growth in the years to come.

LIQUIDITY  AND  FINANCIAL  RESOURCES

As at 31st March, 2002, the Group maintained an aggregate banking facilities of HK$475,277,000 (2001: HK$432,186,000), of which HK$32,783,000 (2001:
HK$38,117,000) had not been utilised. The Group primarily uses its internally-generated cashflow and banking facilities to finance its operations and business developments. Management is of the view that the Group has sufficient funding for such purposes.

The Group's gearing ratio (ratio of aggregate bank borrowings to equity) was maintained at 0.79 (2001: 0.77), a level close to last year's.

Certain assets of the Group have been pledged to banks for facilities. Details are disclosed in the accompanying financial statements to the annual report.

EMPLOYEES

At 31st March, 2002, the Group had over 2,000 employees. Employees are rewarded according to industry standards, which are reviewed on an annual basis. The remuneration includes basic salary and bonus. The employment costs of the Group amounted to HK$55,002,000 for the year ended 31st March, 2002 (2001:
HK$47,321,000). The Group has a share option scheme, in which options will be granted to employees who have contribution to the Group.

AWARDS  AND  ACHIEVEMENTS

The Group's edge in technology and design has earned it industry recognition and major international and local awards. Last year, the group was awarded the following:

1.    Guinness  World  Record  for  the  "Most  Expensive  Toilet"

2.    Guinness  World  Record  for  the  "Most  Expensive  Bathroom"

3. Hong Kong Jewellery Manufacturers' Association "The 4th Buyers' Favourite Diamond Jewellery Design Competition 2001" - Gold Award (Necklace Group); Award of Merit (Ring Group & Bracelet Group)

4. 2001 Grand Competition of Taiwan & Hong Kong Jade Jewellery Design - HKJJA Chairman's Award, Fine Design Award (Five Awards and Honourable Mention)

5.   Citation  for  Innovation  in  HKMA/TVB  Award  for  Marketing  Excellence

The Group has a compelling vision of advancing the traditional gold jewellery industry by developing and deploying leading-edge technology and management. The Group's co-founders, chairman Mr. Lam Sai Wing and vice-chairman Ms. Chan Yam Fai, Jane, were conferred with, respectively, Honorary Fellowship and Associateship of the Professional Validation Council of Hong Kong Industries on 25th March, 2002. These were in recognition of their professional expertise and outstanding achievements in the industry, as well as for their contributions to society as a whole.

The Group also takes pride in its achievements in furthering the industry, and in its unceasing efforts, under the guidance of Mr Lam Sai Wing, to improve business management and operational systems, enabling it to attain international market leadership. During the year 2002, Mr Lam was also awarded an Honorary Doctorate in Business Management by the Southern California University for Professional Studies, recognition again of his talent and initiatives in forging business development.

PROSPECTS

Mainland China and Hong Kong continue to be the Group's most important markets. China has now joined the World Trade Organisation, the incomes and purchasing power of her people have been steadily increasing, and there is a corresponding increase in the demand for jewellery, for new and original designs, and for brands guaranteeing reliability and quality. The group thus plans to grow its domestic sales network and to maintain its close cooperation with the Shatoujiao Free Trade Zone, Shenzhen, and to work closely with reputable organisations on the Mainland and in Hong Kong and Macau in developing jewellery and tourism-related businesses. With China's entry into the WTO, restrictions on the trading of gold will be increasingly relaxed. The Group has already taken steps to raise its profile and to broaden its sales network to maintain its commanding position at the forefront of the emerging market.

Looking to the future, the Group will expand the 3D-GOLD Tourism Exhibition Hall and is actively considering introducing counters in the hall for other non-jewellery merchandise such as branded watches and leather goods. The Group is also researching the possibility of leveraging its production technology and marketing expertise by setting up 3D-GOLD Tourism Exhibition Halls with different themes in Macau and key cities on the Mainland, and in creating further 'world records' for everyone to enjoy.

Thanks to proactive development of new businesses and business acumen, the Group has made steady progress from being a traditional jewellery manufacturer to become an integrated group offering high levels of production, technology, retailing and tourism expertise. Our development will not only strengthen the growth potential and the competitiveness of our business but, in the long term, will also help raise our profit margins.

In the year to come we foresee some improvement in the under-performing export sector in a gradually rallying global economy. Management also anticipates increased growth in our Mainland and retail businesses. Overall, we are confident of the Group's performance in the coming year.

DISCLOSURE OF INFORMATION ON THE WEBSITE OF THE STOCK EXCHANGE OF HONG KONG LIMITED

All the information required by paragraphs 45(1) to 45(3) of Appendix 16 to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited will be published on the website of The Stock Exchange of Hong Kong Limited in due course.

                                         On behalf of the Board
                                              LAM SAI WING
                                                Chairman

Hong  Kong,  24th  July,  2002